Exhibit 99.6

Barristers & Solicitors Bay Adelaide Centre 333 Bay Street, Suite 3400 Toronto, Ontario M5H 2S7 Telephone: 416.979.2211 Facsimile: 416.979.1234 goodmans.ca

September 8, 2021

To: The United States Securities and Exchange Commission

Algoma Steel Group Inc.

(the “Registrant”)

We refer to the Registrant’s registration statement on Form F-4 (File No. 333-257732), filed July 7, 2021, the Amendment No. 1 thereto, filed August 17, 2021, and the Amendment No. 2 thereto, filed September 8, 2021, as the same may hereafter be amended or supplemented.

In connection with the Proxy Statement/Prospectus of the Registrant dated September 8, 2021, we consent to the reference to our firm’s name under the heading “Proposal No. 1 – The Merger Proposal”, “Legal Matters” and “Enforceability of Civil Liability”.

In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the U.S. Securities Act of 1933, as amended, or the rules thereunder.

Yours truly,

/s/ Goodmans LLP